UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 16, 2013

Reading International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	1-8625	95-3885184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Center Drive, Suite 900, Los Angeles, California		90045
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (213) 235-2240

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 16, 2013.  The stockholders considered two proposals which are included in its proxy statement on Form DEF 14A filed with the Securities and Exchange Commission on April 29, 2013.  The proposals voted upon and the results of the vote were the following:

Proposal 1:  To consider and vote upon a proposed amendment to the Company’s Amended and Restated Articles of Incorporation

FOR	AGAINST	ABSTAIN
1,195,218	49,370	9

There were no broker non-votes relating to this Proposal.

Proposal 2:  To elect nine directors to our Board of Directors to serve until our 2014 Annual Meeting of Stockholders

NAME	FOR	AGAINST	ABSTAIN
James J. Cotter, Sr.	1,195,466	11,174	37,957
James J. Cotter, Jr.	1,195,458	11,182	37,957
Ellen M. Cotter	1,198,466	8,174	37,957
Margaret Cotter	1,198,466	8,174	37,957
William D. Gould	1,203,228	3,412	37,957
Edward L. Kane	1,198,517	8,123	37,957
Douglas McEachern	1,241,176	3,412	9
Tim Storey	1,198,517	8,123	37,957
Alfred Villaseñor	1,198,517	8,123	37,957

Item 8.01.  Other Events.

Slide Presentation

On May 16, 2013, Reading International, Inc. showed a slide presentation at its Annual Meeting, a copy of which is attached here as Exhibit 99.1.  The same presentation was made available on the Investor Information page of our website, www.readingrdi.com, on May 17, 2013.

Item 9.01.  Financial Statements and Exhibits.

99.1    Slide presentation at the annual meeting of stockholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

READING INTERNATIONAL, INC.

Date: May 17, 2013	By:	/s/ Andrzej Matyczynski
	Name:	Andrzej Matyczynski
	Title:	Chief Financial Officer